Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 3, 2021 with respect to the consolidated financial statements of Novitium Pharma LLC for the twelve months ended December 31, 2020 and the twelve months ended December 31, 2019. We hereby consent to the incorporation by reference of said reports in this Registration Statement of ANI Pharmaceuticals, Inc. on Form S-3. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3.

/s/ Ram Associates

Hamilton, NJ

December 17, 2021